Exhibit 99.1

Sky Harbour Announces Incoming Chief Operating Officer, New Manufacturing Leadership, and an Update on Construction Budget at Dallas-Addison Airport

West Harrison, New York — January 3rd, 2024 — The Sky Harbour Group Corporation (NYSE: SKYH, SKYH WS) (“Sky Harbour” or “the Company”) today announced that Will Whitesell has joined the team as Chief Operating Officer (“COO”). Outgoing COO, Alex Saltzman, has entered an amicable separation agreement and will assist with transfer of responsibilities in good order. Loren Benedict has joined Sky Harbour subsidiary, RapidBuilt, as chief of operations. The Company has also released an update to its estimated budget at its Dallas-Addison home basing campus project.

Leadership Update

Mr. Whitesell brings more than 20 years of construction, development and senior management experience at Turner Construction, The Related Companies, and Suffolk Construction, most recently serving for five years as Suffolk’s COO for the New York region.

CEO Tal Keinan commented, “As two years of increasingly intensive site acquisition efforts begin to bear fruit, Sky Harbour will face the challenge of dramatically scaling its manufacturing and development capacity, lowering total development cost, and maintaining a decisive qualitative edge in its physical offering. Will’s track record in managing parallel large-scale development projects, his deep corporate leadership experience, and his aggressive mission-driven approach, position him powerfully to help lead this next phase of Sky Harbour’s growth. We are excited to welcome Will to the Sky Harbour team. Alex Saltzman’s immeasurable contributions have helped to bring Sky Harbour to today’s advantageous position. We are grateful for Alex’s dedicated service, and knowing the value he will bring to his future endeavors, wish him great success.”

Mr. Benedict brings decades of manufacturing, construction and leadership experience in the pre-engineered metal building (PEMB) space, including at Lefever Building Systems and DCB Construction. He is a US Army veteran with multiple combat and humanitarian deployments.

Tal Keinan commented, “As Sky Harbour’s development activity scales, in-house manufacturing will play an increasingly important role in reducing development time and cost, while increasing build quality. Loren is a seasoned PEMB professional, and will play a leadership role in transforming RapidBuilt from a broad-spectrum PEMB company to a specialized manufacturer, optimized for efficiency, quality, and seamless integration with Sky Harbour’s design and construction teams. Sky Harbour is thankful to welcome another veteran to the team, and plans to continue growing with the veteran community, one of our society’s greatest under-tapped resources.”

Construction Update: Addison Phase 1

Sky Harbour also released an update to its development budget for Dallas Addison (ADS) Phase 1, from an estimated range of $25-27 million to an estimated range of $30-32 million. The increase is largely due to owner-initiated improvements intended to enhance the quality and aesthetic of Sky Harbour’s offering to residents and introduced as a result of learnings at existing Sky Harbour facilities.

In Q1 2024, the Company intends to make cash contributions in the amount necessary to fund these estimated cost increases from unrestricted funds on hand at the corporate level into Sky Harbour Capital and the Obligated Group’s construction fund. As in the past, the Company will protect and support the funding sufficiency of the 2021 Sky Harbour Capital LLC Aviation Facilities Project as amended.

About Sky Harbour Group Corporation

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases, and manages general aviation hangars across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate customers with the best physical infrastructure in business aviation, coupled with dedicated service tailored to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook, benefits of the new ground leases, expectations regarding construction costs and timing and prospects of Sky Harbour Group (“SHG”) may include statements for the period following the consummation of the business combination. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of SHG as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in the public filings made or to be made with the SEC by SHG, including the filings described above, regarding the following: expectations regarding SHG’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and SHG’s ability to invest in growth initiatives; SHG’s ability to scale and build the hangars currently under development or planned in a timely and cost-effective manner; the implementation, market acceptance and success of SHG’s business model and growth strategy; the success or profitability of SHG’s hangar facilities; SHG’s future capital requirements and sources and uses of cash; SHG’s ability to obtain funding for its operations and future growth; developments and projections relating to SHG’s competitors and industry; the ability to recognize the anticipated benefits of the business combination; geopolitical risk and changes in applicable laws or regulations; the possibility that SHG may be adversely affected by other economic, business, and/or competitive factors; operational risk. Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of SHG prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. SHG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Sky Harbour Investor Relations: investors@skyharbour.group

Attn: Francisco Gonzalez